            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1998
                                                 REGISTRATION NO. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ----------------------------------

                                Cortland Bancorp
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

               Ohio                                  34-1451118
-------------------------------                   ----------------
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                  Identification No.)

                   194 West Main Street, Cortland, Ohio 44410
                   ------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

              The Cortland Savings And Banking Company 401(k) Plan
              ----------------------------------------------------
                            (Full title of the plan)

                                                Copy to:
Dennis E. Linville                              Michael D. Martz, Esq.
Cortland Bancorp                                Vorys, Sater, Seymour and
194 West Main Street                            Pease LLP
Cortland, Ohio 44410                            52 East Gay Street
(Name and address of agent for service)         Columbus, Ohio 43512
---------------------------------------         --------------------

                                 (330) 637-8040
                       ----------------------------------
          (Telephone number, including area code, of agent for service)

                        ---------------------------------

                         Calculation of Registration Fee

---------------------------------------------------------------------------------------------------------
                                                                    Proposed maximum
 Title of securities                         Proposed maximum      aggregate offering        Amount of
  to be registered        Amount to be        offering price           price (1)         registration fee
                           registered          per unit (1)
---------------------------------------------------------------------------------------------------------
Common Shares,               250,000              $62.00             $15,500,000.00           $4,573.00
Without Par Value
---------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the proposed maximum aggregate offering price is based on the average per share of the high and low prices of the Common Shares reported on the Over-the-Counter Bulletin Board on May 11, 1998. (within five business days of filing)

         In addition, pursuant to Rule 416 (C) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                              Page 0 of 123 pages.

                          Index to Exhibits at Page 16

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by Cortland Bancorp (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein: (i) The Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (ii) the Annual Report on Form 11-K for the Cortland Savings and Banking Company 401(k) Plan for the fiscal year ended December 31, 1996, (iii) the Corporation's Quarterly Report on Form 10-Q filed with the Commission for the quarter ended March 31, 1998; (iv) all other reports filed with the Commission pursuant to the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since that date and (v) the description of the Registrant's Common
Shares contained in Registrant's Registration Statement filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any and all amendments or reports filed for the purpose of updating such description.

                  Any definitive Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act, and all documents which may be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated hereby, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents; provided, however, that no report of the Board of Directors of the Registrant on executive compensation and no performance graph included in any Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act shall be deemed to be incorporated herein by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  NOT APPLICABLE.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The validity of the issuance of the Common Shares of the Registrant being registered on this Registration Statement on Form S-8 will be passed upon for the Registrant by Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, P.O. Box 1008, Columbus, Ohio 43216-1008. Members of Vorys, Sater, Seymour and Pease LLP and attorneys employed thereby, together with members of their immediate families, beneficially own less than $50,000 worth of the Common Shares of the Registrant.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:

                  (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                           (a) Any claim, issue, or matter as to which such
                  person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;


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

                           (b) Any action or suit in which the only liability
                  asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                           (a) By a majority vote of a quorum consisting of
                  directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

                           (b) If the quorum described in division (E)(4)(a) of
                  this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                           (c) By the shareholders;

                           (d) By the court of common pleas or the court in
                  which the action, suit, or proceeding referred to in division
                  (E)(1) or (2) of this section was brought.

                  Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
         (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and within ten days after receipt of such notification, such person shall have the right to


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

         petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                           (i) Repay such amount if it is proved by clear and
                  convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                           (ii) Reasonably cooperate with the corporation
                  concerning the action, suit, or proceeding.

                  (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division
         (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-


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

         insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions
         (E)(5),(6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5),(6) or (7).

                  (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

                  Article FIVE of the Code of Regulations of the Registrant governs indemnification by the Registrant and provides as follows:

         5.01. MANDATORY INDEMNIFICATION. The corporation shall indemnify any officer or director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

                           5.02. COURT-APPROVED INDEMNIFICATION. Anything contained in the regulations or elsewhere to the contrary notwithstanding:

                                     (A) the corporation shall not indemnify any
         officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Trumbull County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and, in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

                                     (B) the corporation shall promptly make any
         such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

                           5.03. INDEMNIFICATION FOR EXPENSES. Anything contained in the regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.


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

                           5.04. DETERMINATION REQUIRED. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Trumbull County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any. Any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]. No failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit. Within ten (10) days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas of Trumbull County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

                           5.05. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:


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

                                     (A) if it shall ultimately be determined as
         provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

                                     (B) if, in respect of any claim, issue or
         other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Trumbull County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

                           5.06. ARTICLE FIVE NOT EXCLUSIVE. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the articles or the regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                           5.07. INSURANCE. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self- insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                           5.08. CERTAIN DEFINITIONS. For purposes of this Article Five, and as examples and not by way of limitation:

                                    (A) A person claiming indemnification under
         this Article 5 shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
         Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

                                    (B) References to an "other enterprise"
         shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article Five.

                           5.09. VENUE. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Trumbull County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Trumbull County, Ohio in any such action, suit or proceeding.

                           b. Ohio Revised Code Section 1701.13(E) provides as follows:

                           (1) A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption


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

         that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                           (2) A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                                    (a) Any claim, issue, or matter as to which
         such person is adjusted to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                                    (b) Any action or suit in which the only
         liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

                           (3) To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceedings referred to in divisions
         (E)(1) and (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

                           (4) Any indemnification under divisions (E)(1) and
         (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in divisions (E)(1) and
         (2) of this section. Such determination shall be made as follows:

                                    (a) By a majority vote of a quorum
         consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with any such action, suit or proceeding;

                                    (b) If the quorum described in division
         (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                                    (c) By the shareholders;

                                    (d) By the court of common pleas or the
         court in which such action, suit, or proceeding was brought.

                           Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
         (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                           (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in divisions (E)(1) and (2) of this section, the articles or the regulations of a corporation state by specific reference to this division that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit or proceeding referred to in divisions (E)(1) and
         (2) of this section is pursuant to section 1701.95 of the Revised Code, expense, including attorney's fees, incurred by a director in defending the action, suit or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                                            (i) Repay such amount if it is
         proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                                            (ii) Reasonably cooperate with the
         corporation concerning the action, suit or proceeding.

                                    (b) Expenses, including attorney's fees,
         incurred by a director, trustee, officer, employee, or agent in defending any action, suit or proceeding referred to in divisions
         (E)(1) and (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                           (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles or the regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                           (7) A corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                           (8) The authority of the corporation to indemnify persons pursuant to divisions (E)(1) and (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6) and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to divisions (E)(5), (6), or
         (7).

                           (9) As used in this division, references to "corporation" includes all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

                  The Corporation has obtained liability insurance on behalf of its directors and officers as authorized by Ohio Revised Code Section 1701.13(E)(7).


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  NOT APPLICABLE.

ITEM 8.  EXHIBITS.

                  See the Index to Exhibits attached hereto at page - 16.

ITEM 9.  UNDERTAKINGS.

A.      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D. The undersigned Registrant hereby undertakes to submit any amendment to the Plan to the Internal Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to continue to qualify the Plan under Section 401 of the Internal Revenue Code.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cortland, State of Ohio, on the 15th day of May, 1998.

                           CORTLAND BANCORP

                           By: /s/ Rodger W. Platt
                               -------------------
                           Rodger W. Platt, Chairman of the Board and President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                      TITLE                                   DATE
---------                      -----                                   ----


/s/ Rodger W. Platt            Chairman of the Board,                 May 15,
-------------------            President and Director                  1998
Rodger W. Platt

Dennis E. Linville*            Executive Vice President,                  *
                               Secretary and
                               Director

Lawrence A. Fantauzzi*         Treasurer and Controller                   *

James M. Gasior*               Chief Operations Officer                   *

P. Bennett Bowers*             Director                                   *

David C. Cole*                 Director                                   *

George E. Gessner*             Director                                   *

William A. Hagood*             Director                                   *

James E. Hoffman, III*         Director                                   *

Richard L. Hoover*             Director                                   *

K. Ray Mahan*                  Director                                   *

Timothy K. Woofter*            Director                                   *


*By /s/ Rodger W. Platt
    -------------------
   Rodger W. Platt,
   Attorney-in-Fact

Date: May 15, 1998

                                  EXHIBIT INDEX
                                  -------------

  EXHIBIT
   NUMBER                             EXHIBIT                                                  LOCATION
   ------                             -------                                                  --------

    4(a)     The Amended and Restated Articles of Cortland Bancorp,        Incorporated herein by reference to Registrant's
             as in effect on the date of filing                            Registration Statement on Form S-3 filed on
                                                                           October 28, 1993 (Registration No. 33-70882
                                                                           (Exhibit 4(a))

    4(b)     The Amended and Restated Regulations of Cortland              Incorporated herein by reference to Registrant's
             Bancorp, as in effect on the date of filing                   Registration Statement on Form S-3 filed on
                                                                           October 28, 1993 (Registration No. 33-70882
                                                                           (Exhibit 4(b))

    5(a)     Opinion of Vorys, Sater, Seymour and Pease LLP                Pages 17 - 18*

    5(b)     Internal Revenue Service Determination letter that the        Pages 19 - 20*
             Plan is qualified under Section 401 of the Internal
             Revenue Code

   23        Consent of Packer, Thomas & Co.                               Page 21*

   23(b)     Consent of Vorys, Sater, Seymour and Pease LLP                Contained in the firm's Opinion included herein
                                                                           as Exhibit 5

   24        Powers of Attorney                                            Pages 22 - 32*

   99(a)     Summary Plan Description for The Cortland Savings &           Pages 33 - 47*
             Banking Company 401(k) Plan dated January 12, 1994

   99(b)     The Cortland Savings and Banking Company 401(k) Plan          Pages 48 - 123*
             dated January 12, 1994, and Amendments dated August 24,
             1994, July 11, 1995, September 26, 1997 and December 23,
             1997.


* As consecutively numbered